                                                                    EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors of
Budget Rent a Car Corporation:


     We consent to the incorporation by reference in this Registration Statement of Budget Group, Inc. on Form S-4, as amended December 29, 1997, of our report dated February 18, 1997, from Budget Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, and to the reference to our firm under the heading "Experts" in this Registration Statement.


                                          KPMG PEAT MARWICK LLP

                                          December 26, 1997

                                          Chicago, Illinois